Exhibit 26 (g) v.a.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOTTISH RE (U.S.), Inc.

(hereinafter the “Reinsurer”)

Original Agreement Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

This Amendment is effective November 20, 2008.

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All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/3/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/3/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/3/10
Peter G. Ferris
Second Vice President & Actuary

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SCOTTISH RE (U.S.), Inc.

By:	/s/ Andrew Creighton	Date:	7/26/10

Print name:	Andrew Creighton

Title:	Sr. Vice President

SCOTTISH RE (U.S.), Inc.

By:	/s/ Amy M. Woltman	Date:	7/26/10

Print name:	Amy M. Woltman

Title:	VP, Associate General Counsel

Peter G. Ferris

Second Vice President & Actuary

June 7, 2010

Barbara Crabtree, FSA, MAAA

Vice President, Modeling Actuary

Scottish Re

14120 Ballantyne Corporate Place

Suite 300

Charlotte, NC 28277

Dear Barbara,

Effective August 1, 2009, our corporate retention was increased per the attached retention schedule.             .

Please acknowledge your receipt of this notification by signing and returning a copy of this letter. We will include a signed copy of this letter in the file with each of our treaties with Scottish Re (U.S.), Inc. and Scottish Re Life Corporation.

Regards,

Peter

Attachment

SCOTTISH RE (U.S.), INC.		SCOTTISH RE LIFE CORPORATION

By:	/s/ Meredith Ratajczak	By:	/s/ Meredith Ratajczak

Print name:	Meredith Ratajczak	Print name:	Meredith Ratajczak

Title:	President & CEO	Title:	President & CEO

Date:	6/7/10	Date:	6/7/10

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RETENTION LIMITS

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    Effective 8/1/09